As filed with the Securities and Exchange Commission on August 7, 2006
Registration No. 333-136187

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
____________________

1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
(215) 988-0080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

William A. Carter, M.D., Chief Executive Officer
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
(215) 988-0080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Richard Feiner, Esq.
Silverman Sclar Shin & Byrne PLLC
381 Park Avenue South, Suite 1601
New York, New York, 10016
(212) 779-8600
Fax (212) 779-8858

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act") check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to the remaining unsold shares which were previously registered by the Registrant under Registration Statement Nos. 333-117178, 333-108645, 333-111135, 333-113796 and 333-130008.

The Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file Exhibit 5.1 to the registration statement as indicated in Item 16 and in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16, the signature page to the registration statement, the Exhibit Index of the registration statement, and Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

Exhibit No. Description

2.1	First Asset Purchase Agreement dated March 11, 2003, by and between the Company and ISI.(1)
2.2	Second Asset Purchase Agreement dated March 11, 2003, by and between the Company and ISI.(1)

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended, along with Certificates of Designations.
3.1.1	Series E Preferred Stock.
3.2	By-laws of Registrant, as amended.

4.1	Specimen certificate representing our Common Stock.
4.2
Rights Agreement, dated as of November 19, 2002, between the Company and Continental Stock Transfer & Trust Company. The Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock.(2)

4.3	Form of 6% Convertible Debenture of the Company issued in March 2003.(1)
4.4	Form of Warrant for Common Stock of the Company issued in March 2003.(1)
4.5	Form of Warrant for Common Stock of the Company issued in June 2003.(3)
4.6	Form of 6% Convertible Debenture of the Company issued in July 2003.(4)
4.7	Form of Warrant for Common Stock of the Company issued in July 2003.(4)
4.8	Form of 6% Convertible Debenture of the Company issued in October 2003.(5)
4.9	Form of Warrant for Common Stock of the Company issued in October 2003.(5)
4.10	Form of 6% Convertible Debenture of the Company issued in January 2004.(6)
4.11	Form of Warrant for Common Stock of the Company issued in January 2004.(6)
4.12	Form of Warrant for Common Stock of the Company. (9)
4.13	Amendment Agreement, effective October 6, 2005, by and among the Company and debenture holders.(11)
4.14	Form of Series A amended 7% Convertible Debenture of the Company (amending Debenture due October 31, 2005).(11)
4.15	Form of Series B amended 7% Convertible Debenture of the Company (amending Debenture issued on January 26, 2004 and due January 31, 2006).(11)
4.16	Form of Series C amended 7% Convertible Debenture of the Company (amending Debenture issued on July 13, 2004 and due January 31, 2006).(11)
4.17	Form of Warrant issued effective October 6, 2005 for Common Stock of the Company.(11)
5.1	Opinion of Silverman Sclar Shin & Byrne PLLC, legal counsel.*

10.1	1990 Stock Option Plan.
10.2	1992 Stock Option Plan.
10.3	1993 Employee Stock Purchase Plan.
10.4	Form of Confidentiality, Invention and Non-Compete Agreement.
10.5	Form of Clinical Research Agreement.
10.6	Form of Collaboration Agreement.

10.7	Amended and Restated Employment Agreement by and between the Company and Dr. William A. Carter, dated as of July 1, 1993. (7)
10.8	Employment Agreement by and between the Registrant and Robert E. Peterson, dated April 1, 2001.
10.9	License Agreement by and between the Company and The Johns Hopkins University, dated December 31, 1980.
10.10	Technology Transfer, Patent License and Supply Agreement by and between the Company, Pharmacia LKB Biotechnology Inc., Pharmacia P-L Biochemicals Inc.
and E.I. du Pont de Nemours and Company, dated November 24, 1987.
10.11	Pharmaceutical Use Agreement, by and between the Company and Temple University, dated August 3, 1988.
10.12	Assignment and Research Support Agreement by and between the Company, Hahnemann University and Dr. David Strayer, Dr. lsadore Brodsky and Dr. David Gillespie, dated June 30, 1989.
10.13	Lease Agreement between the Company and Red Gate Limited Partnership, dated November 1, 1989, relating to the Company's Rockville, Maryland facility.
10.14	Agreement between the Company and Bioclones (Proprietary) Limited.
10.15	Amendment, dated August 3, 1995, to Agreement between the Company and Bioclones (Proprietary) Limited (contained in Exhibit 10.14).
10.16	Licensing Agreement with Core BioTech Corp.
10.17	Licensing Agreement with BioPro Corp.
10.18	Licensing Agreement with BioAegean Corp.
10.22	Agreement with Esteve.
10.23	Agreement with Accredo (formerly Gentiva) Health Services.
10.24	Agreement with Biovail Corporation International.
10.22	Forbearance Agreement dated March 11, 2003, by and between ISI, the American National Red Cross and the Company.(1)
10.23	Forbearance Agreement dated March 11, 2003, by and between ISI, GP Strategies Corporation and the Company.(1)
10.24	Securities Purchase Agreement, dated March 12, 2003, by and among the Company and the Buyers named therein.(1)
10.25	Registration Rights Agreement, dated March 12, 2003, by and among the Company and the Buyers named therein.(1)
10.26	Securities Purchase Agreement, dated July 10, 2003, by and among the Company and the Buyers named therein.(4)
10.27	Registration Rights Agreement, dated July 10, 2003, by and among the Company and the Buyers named therein.(4)
10.28	Securities Purchase Agreement, dated October 29, 2003, by and among the Company and the Buyers named therein.(5)
10.29	Registration Rights Agreement, dated October 29, 2003, by and among the Company and the Buyers named therein.(5)
10.30	Securities Purchase Agreement, dated January 26, 2004, by and among the Company and the Buyers named therein.(6)
10.31	Registration Rights Agreement, dated January 26, 2004, by and among the Company and the Buyers named therein.(6)
10.32	Memorandum of Understanding with Fujisawa. (8)
10.33	Securities Purchase Agreement, dated July 30, 2004, by and among the Company and the Purchasers named therein.(9)
10.34	Registration Rights Agreement, dated July 30, 2004, by and among the Company and the Purchasers named therein. (9)

10.35	Agreement for services of R. Douglas Hulse, (12)
10.36	Amended and Restated Employment Agreement of Dr. William A. Carter. (10)
10.37	Engagement Agreement with Dr. William A. Carter. (10)
10.38	Amended and restated employment agreement of Dr. William A. Carter (12)
10.39	Amended and restated engagement agreement with Dr. William A. Carter (12)
10.40	Amended and restated engagement agreement with Robert E. Peterson (12)
10.41	Engagement Agreement with Ransom W. Etheridge (12)
10.42	Change in control agreement with Dr. William A. Carter (12)
10.43	Change in control agreement with Dr. William A. Carter (12)
10.44	Change in control agreement with Robert E. Peterson (12)
10.45	Change in control agreement with Ransom Etheridge (12)
10.46	Supply Agreement with Hollister-Stier Laboratories LLC
10.47	Manufacturing and Safety Agreement with Hyaluron, Inc.
10.48	Common Stock Purchase Agreement, dated July 8, 2005, by and among the Company and Fusion Capital.(13)
10.49	Registration Rights Agreement, dated July 8, 2005, by and among the Company and Fusion Capital.(13)
10.48	Common Stock Purchase Agreement, dated April 12, 2006, by and among the Company and Fusion Capital.(14)
10.49	April 19, 2006 Amendment to Common Stock Purchase Agreement by and among the Company and Fusion Capital.
10.50	July 21, 2006 Letter Amendment to Common Stock Purchase Agreement by and among the Company and Fusion Capital.
10.51	Registration Rights Agreement, dated April 12, 2006, by and among the Company and Fusion Capital.(14)
10.52	Royalty Purchase Agreement with Stem Cell Innovations, Inc.

21	Subsidiaries of the Registrant.

23.1	Consent of BDO Seidman, LLP.**
23.2	Consent of Silverman Sclar Shin & Byrne PLLC, legal counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included in Signature Pages to this Registration Statement on Form S-1).
_______
*	Filed herewith.
**	Previously filed.

(1)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated March 12, 2003 and is hereby incorporated by reference.

(2)	Filed with the Securities and Exchange Commission on November 20, 2002 as an exhibit to the Company’s Registration Statement on Form 8-A (No. 0-27072) and is hereby incorporated by reference.

(3)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated June 27, 2003 and is hereby incorporated by reference.

(4)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated July 14, 2003 and is hereby incorporated by reference.

(5)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated October 30, 2003 and is hereby incorporated by reference.

(6)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated January 27, 2004 and is hereby incorporated by reference.

(7)
Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 1-13441) for the period ended September 30, 2001 and is hereby incorporated by reference.

(8)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Form S-1 Registration Statement (No. 333-113796) and is hereby incorporated by reference.

(9)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated August 6, 2004 and is hereby incorporated by reference.

(10)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated September 15, 2004 and is hereby incorporated by reference.

(11)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K/A-1 (No. 1-13441) filed on October 28, 2005 and is hereby incorporated by reference.

(12)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 1-13441) for the year ended December 31, 2004 and is hereby incorporated by reference.

(13)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated September 15, 2005 and is hereby incorporated by reference.

(14)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 1-13441) dated April 12, 2006 and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the 7th day of August, 2006.

HEMISPHERX BIOPHARMA, INC.
(Registrant)

By:	/s/William A. Carter William A. Carter, M.D., Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/William A. Carter	Chairman of the Board, Chief Executive Officer
William A. Carter, M.D.	(Principal Executive) and Director	August 7, 2006

*	Director
Richard C. Piani		August 7, 2006

*	Chief Financial Officer and Chief Accounting Officer
Robert E. Peterson		August 7, 2006
*	Secretary, General Counsel And Director
Ransom W. Etheridge		August 7, 2006

*	Director
William M. Mitchell, M.D., Ph.D.		August 7, 2006

*	Director
Steven D. Spence		August 7, 2006

*	Director
Iraj-Eqhbal Kiani, M.D.		August 7, 2006

* By:	/s/ William A. Carter William A. Carter, M.D., Attorney-in-Fact

Hemispherx Biopharma, Inc.
Form S-1
Index to Exhibits

Exhibit No. Description

5.1  Opinion of Silverman Sclar Shin & Byrne PLLC, legal counsel